As filed with the Securities and Exchange Commission on April 18, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1388360 (I.R.S. Employer Identification No.)

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

(414) 973-4300

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies to:

William A. Nurthen

Vice President of Finance and
Chief Financial Officer,

10850 West Park Place, Suite 1200,

Milwaukee, Wisconsin 53224, (414) 973-4300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

C. J. Wauters Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 (414) 273-3500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee
Common Stock ($0.001 par value per share) Preferred Stock ($0.001 par value per share) Warrants Debt Securities Total	(1)	(2)	$20,000,000	$2,576.00

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

(1)

There is being registered hereunder an indeterminate number or amount of shares of our common stock, preferred stock, warrants and debt securities as may from time to time be sold hereunder at indeterminate prices.

(2)

Pursuant to General Instruction II.D. of Form S-3 under the Securities Act, the proposed maximum offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)

The securities registered hereunder shall have an aggregate initial offering price not to exceed $20,000,000.  The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (exclusive of accrued interest, if any, on the debt securities).  The amount is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of ARI Network Services, Inc.’s securities that become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction.  In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of common stock or preferred stock as may be issued upon conversion or exchange of the securities issued directly hereunder.  No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 18, 2014

PROSPECTUS

ARI NETWORK SERVICES, INC.

$20,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $20,000,000, subject to certain limitations under applicable securities regulations.  Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Our common stock is traded on the NASDAQ Capital Market under the symbol “ARIS”.

Investing in these securities involves significant risks.  We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.  See “Risk Factors” beginning on page 4.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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This prospectus is dated                , 2014.

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may offer from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, up to a total dollar amount of $20,000,000, subject to certain limitations under applicable securities regulations.  This prospectus provides you with a general description of the securities.  Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities.  The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements.  See “Plan of Distribution.”

ABOUT ARI NETWORK SERVICES, INC.

In this prospectus, the terms “ARI,” “the Company,” “we,” “us,” and “our” refer to ARI Network Services, Inc.

We create award-winning software as a service (“SaaS”) and data as a service (“DaaS”) solutions that help equipment manufacturers, distributors and dealers in selected vertical markets Sell More Stuff!™ – online and in-store.  We remove the complexity of selling and servicing parts, garments and accessories (“PG&A”) for our customers in the outdoor power equipment, powersports, automotive tire and wheel, durable medical equipment, marine, recreational vehicle and white goods industries. Our innovative products are powered by a proprietary library of enriched original equipment and aftermarket content that spans more than 469,000 models from over 1,400 manufacturers.  Our customers include nearly all of the largest manufacturers and distributors in each of the vertical markets we serve, and we estimate that more than 22,000 equipment dealers, 195 distributors and 140 manufacturers worldwide leverage our web or eCatalog platforms to Sell More Stuff!™.

Our SaaS and DaaS solutions include: (i) eCommerce-enabled websites, which provide a web presence for dealers and serve as a platform for driving leads and eCommerce sales; (ii) eCatalogs, which drive sales of inventory and PG&A both online and within the dealership; and (iii) lead management software designed to increase sales for dealers through more efficient management and improved closure of leads.  Our solutions also improve our customers’ overall customer satisfaction through a highly efficient and accurate data lookup experience at the parts counter and a quicker response time to online inquiries, both which serve to significantly improve a customer’s overall experience with the dealer.

Our SaaS and DaaS solutions are sold through our internal sales force and are composed primarily of recurring license and eCatalog subscriptions.  Customers typically sign annual, auto-renewing contracts.

In addition to our award-winning SaaS and DaaS solutions, we offer a suite of complementary products and services designed to supplement our three primary offerings in order to help our customers Sell More Stuff!™.

Web Platform Solutions

Our eCommerce-enabled websites provide consumers with information about a dealership and its product lines and allow consumers to obtain information on whole goods and purchase PG&A through the dealers’ website 24 hours a day, 7 days a week.  Our website solutions are tailored to each of the vertical markets we serve and tightly integrated with our electronic library of inventory and PG&A content.  We also offer a mobile solution that allows dealers’ websites to be fully functional on smart mobile phones.

Websites are sold through our inside sales teams, which are aligned by vertical market.  The sales process will typically include a live demo of the site and may even include a free trial period (we refer to these as “test drives”). We typically charge a nominal, one-time set-up fee to develop a new dealer website.  Recurring fees charged for websites include a monthly subscription fee and transaction fees.  Our websites are typically sold under one year, auto-renewing contracts.  We currently host and maintain more than 5,500 websites for dealers in all of our vertical markets.

eCatalog Platform Solutions

Our eCatalog solutions, which encompass our PartSmart®, PartSmart Web™ and PartStream™ products, leverage our industry-leading library of electronic whole goods and PG&A content to allow distributors and dealers to view and interact with this information to efficiently support the sales and service of equipment.  We believe that our eCatalog solution is the fastest and most efficient in the market, as it allows multi-line dealers to quickly access data for any of the brands serviced from within the same software, allowing the dealer’s parts and service operations to more quickly identify, locate and sell products and services to their customers. Our eCatalog solutions include:

PartSmart®, our CD-based electronic parts catalog, is used by dealers worldwide in the outdoor power equipment, powersports, marine and agricultural equipment industries to increase productivity by significantly reducing parts lookup time.  Our PartSmart® software allows multi-line dealers to look up parts and service information for all manufacturer product lines that the dealer carries, and integrates with more than 90 of the leading dealer business management systems.  We also provide a version of our PartSmart® product to the appliance industry, known as PartSmart® IPL.

PartSmart Web™, a SaaS solution, is used by distributors and manufacturers to provide their dealers with access to parts and pricing information via the Internet.

PartStream™, a SaaS solution, is a modular, consumer-focused illustrated parts lookup application that integrates with existing dealer and distributor websites and shopping carts and allows consumers to quickly identify the desired part, add the part to their electronic shopping cart and check out.  It leverages ARI’s parts content, delivering it to PartStream™ users on demand from ARI servers.

AccessorySmart™, a SaaS solution, is the only aftermarket PG&A lookup product of its kind, providing access to more than 500,000 SKUs from more than 1,400 powersports aftermarket manufacturers.  AccessorySmart provides parts and service counter personnel a one-stop resource to look up products, cost and availability for all of the leading aftermarket PG&A distributors.  AccessorySmart significantly decreases the time it takes to look up PG&A information and availability, allowing dealers to service and sell more stuff to customers on a given day.

Our eCatalog products are sold through our dedicated internal sales team, and fees charged include a recurring license fee, subscription fees for subscribed catalogs, and in some cases, page view fees.

Lead Management Product

Our award-winning SaaS solution, Footsteps™, is designed to efficiently manage and nurture generated leads, increasing conversion rates and ultimately revenues for our customers. Footsteps™ connects equipment manufacturers with their dealer channel through lead consolidation and distribution, and allows the dealers to handle leads more efficiently and professionally through marketing automation and business management system integration.  The product is used as a complete database of customers and prospects, and manages the dealer-to-customer relationship, from generating email campaigns and automated responses, to providing sales teams with a daily follow-up calendar and reminder notices.

Other Solutions

We also offer a suite of complementary solutions, which include search engine marketing, software and website customization services and website hosting.

Corporate Information

We were incorporated in Wisconsin in 1981.  Our principal executive office and headquarters is located in Milwaukee, Wisconsin.  The office address is 10850 West Park Place, Suite 1200, Milwaukee, WI 53224, and our telephone number at that location is (414) 973-4300. Our principal website address is www.arinet.com.  ARI also maintains operations in Duluth, Minnesota; Cypress, California; Virginia Beach, Virginia; Floyds Knobs, Indiana; and Leiden, The Netherlands.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should carefully consider the risk factors described below, and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the securities.  Our business, financial condition or results of operations could be materially and adversely affected by any of these risks.  The trading price of our common stock or other securities could decline due to any of these risks, and you may lose all or part of your investment.  The risks and uncertainties described below are not the only ones facing us. Other events that we do not currently anticipate or that we do not currently deem to be material also may affect our results of operations and financial condition.

Continued unfavorable economic conditions or reduced investments in technology spending may harm our business.

Our business depends on the overall demand for technology services spending, and on the economic health and general willingness of our current and prospective customers to make capital and expense commitments. If the conditions in the U.S. and global economic environment remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results and financial condition may be adversely affected. Our customers sell capital goods, some of which are considered “luxury” in nature, which are highly dependent on the disposable income of end consumers.  Weak or volatile economic conditions, or a reduction in consumer spending may weaken our customers’ demand for eCatalogs, websites, lead management or other technology-enabled services, or their general information technology spending, which would likely harm our business and operating results in a number of ways, including longer sales cycles, potential lower prices for our services, reduced sales, and increased churn.

We may become liable to our customers and lose customers if we have defects or disruptions in our service or if we provide poor service.

Because we deliver some of our technology as a service, errors or defects in the software applications underlying our services, or a failure of our hosting infrastructure, may make our services, in particular our eCommerce services, unavailable to our customers. Since our customers use our eCommerce services to facilitate their sales, any errors, defects, disruptions in service or other performance problems with our services, whether in connection with the day-to-day operation of our services, upgrades or otherwise, could damage our customers’ businesses.

Despite the implementation of security measures, the core of our network infrastructure is vulnerable to unauthorized access, computer viruses, equipment failure and other disruptive problems, including the following:

•

we and our users may experience interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others;

•

unauthorized access may jeopardize the security of confidential information stored in our computer systems and our customers’ computer systems, which may result in liability to our customers and also may deter potential customers;

•

we may face liability for transmitting to third parties viruses that damage or impair their access to computer networks, programs, data or information;

•

there may be a systemic failure of Internet communications, leading to claims associated with the general unavailability of some of our products; or

•

eliminating computer viruses and alleviating other security or technical problems may require interruptions, delays or cessation of service to our customers.

If we have any errors, defects, disruptions in service or other performance problems with our services, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or litigation costs.

Our core markets and verticals are competitive, and if we do not compete effectively, our operating results may be harmed.

The markets for eCatalogs, websites, lead management and other technology-enabled services targeted at our vertical markets are competitive, and the eCommerce area, specifically, is rapidly changing with relatively low barriers to entry. With the introduction of new technologies and market entrants, we expect competition to remain intense. In addition, increased competition generally could result in reduced sales, reduced margin or the failure of our services to achieve or maintain more widespread market acceptance. Competition in our market is based principally upon service breadth and functionality; service performance, security and reliability; ability to tailor and customize services for a specific company, vertical market or industry; ease of use of the service; speed and ease of deployment, integration and configuration; total cost of ownership, including price and implementation and support costs; professional services implementation; strength of customer relationships; and financial resources of the vendor. To compete effectively, we also must be able to more frequently update our services to meet market demand.

Our principal competitors include Snap-on Business Solutions and Powersports Network, owned by Dominion Enterprises. Some of our actual and potential competitors enjoy competitive advantages over us, such as greater name recognition within our target vertical markets, larger marketing budgets, as well as substantially greater financial, technical and other resources. If we are not able to compete effectively, our operating results will be harmed.

The impact of negative factors on the business may not be immediately reflected in our financial results.

Because we recognize subscription revenue over the term of the applicable agreement, non-renewal of subscriptions or reductions in new service agreements may not be reflected immediately in our operating results. The majority of our revenue in any given period is attributable to service agreements entered into during previous periods. A decline in new or renewed service agreements in any one period will not be fully reflected in our revenue in that period but will harm our revenue in future periods. As a result, the effect of significant downturns in sales and market acceptance of our services in a particular period may not be fully reflected in our operating results until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, because revenue from new customers must be recognized over the applicable subscription term.

Our operating results may fluctuate from quarter to quarter.

We expect that a portion of our revenue in the future will be derived from non-recurring fee income, which consists primarily of revenues from professional services such as software customization and training, software sales and one-time network installation fees.  The timing of receipt of this revenue is dependent upon several factors that we cannot predict.  These factors include:

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the time required to close large license fee and development agreements, which can be delayed due to customer requirements and decision-making processes;

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the seasonality of certain sectors of the markets in which we operate;

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delays in the introduction of new products or services and their acceptance by customers; and

•

delays in delivering customized software to our customers.

Our costs are not entirely predictable and may vary from quarter-to-quarter due to acquisitions or non-recurring expenditures.  Cash flows may also vary from quarter to quarter, depending on the timing of disbursements and customer payments. These fluctuations may make period-to-period comparisons of our results of operations more complex.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and harm our operating results.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business and may increase our compliance costs.

Our business could suffer if we are unable to protect our intellectual property rights or become liable for infringing the intellectual property rights of others.

We regard our trademarks, proprietary technology and similar intellectual property as critical to our success, and we rely upon trademark law, trade secret protection, and confidentiality and license agreements with our employees, strategic partners, and others to protect our proprietary rights, but these measures can have only limited effectiveness. Prevalent use of the Internet has also increased the ease with which third parties can distribute our intellectual property without our authorization.

We intend to pursue the registration of our material trademarks as necessary. We may not be entitled to the benefits of any such registration until such registration takes effect. In addition, effective protection may not be available in every country in which our products are available. Further, we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, copyrights and other intellectual property rights of third parties by us and our licensees.

Other parties may assert claims of infringement of intellectual property or other proprietary rights against us. These claims, even if without merit, could require us to expend significant financial and managerial resources. Furthermore, if claims like this were successful, we might be required to change our trademarks, alter our content, products or services, or pay financial damages, any of which could substantially increase our operating expenses. We also may be required to obtain licenses from others to refine, develop, market and deliver new services. We may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable. In the future we could be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of trademarks and other intellectual property rights of third parties by us and our licensees. Any such claims could have a material adverse effect on our business, financial condition and operating results.

We may be exposed to risks and costs associated with protecting the integrity and security of our customers’ information.

A significant number of customers make purchases from us using credit cards.  In order for our business to function successfully, we and other market participants must be able to handle and transmit confidential information, including credit card information, securely. We are not fully compliant with Payment Card Industry, or PCI, Data Security Standards and there can be no assurance that in the future we will be able to operate our facilities and our customer service and sales operations in accordance with PCI or other industry recommended practices. We intend to obtain compliance with PCI Data Security Standards and will incur additional expenses to attain and maintain PCI compliance.

Further, there is increased litigation over personally identifiable information and we may be subject to one or more claims or lawsuits related to intentional or unintentional exposure of our customer’s personally identifiable information. Even if we are compliant with such standards, we still may not be able to prevent security breaches involving customer transaction data. Any breach could cause consumers to lose confidence in the security of our website and choose not to purchase from us. If a computer hacker or other criminal is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, fines, litigation and liability and could seriously disrupt our operations and harm our reputation, any of which could adversely affect our business.

In addition, states and the federal government have enacted additional laws and regulations to protect consumers against identity theft, including laws governing treatment of personally identifiable information. We collect and store personal information from consumers in the course of doing business. These laws have increased the costs of doing business and, if we fail to implement appropriate safeguards or we fail to detect and provide prompt notice of unauthorized access as required by some of these laws, we could be subject to potential claims for damages and other remedies. If we were required to pay any significant amounts in satisfaction of claims under these laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

We are dependent on our management and employees.

We are dependent on the services of our executive officers and other key employees. There can be no assurance, however, that we can obtain executives of comparable expertise and commitment in the event of death, disability, or voluntary departure of one of our executive officers or other key employees, or that our business would not suffer material adverse effects as the result of the death, disability, or voluntary departure.  Further, the loss of the services of any one or more of these employees could have an adverse effect on our business. In addition, we will also need to attract and retain other highly skilled technical and managerial personnel for whom competition is intense. If we are unable to do so, our business, results of operations and financial condition could be materially and adversely affected.

Our common stock has a limited trading market.

Trading in our common stock has historically been thin. Because of the thinness of the market for our stock, the price of our common stock may be subject to manipulation.  This limited trading may adversely affect the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. As a result, there could be a larger spread between the bid and the ask prices of our common stock and an investor may not be able to sell shares of our common stock when or at prices they desire.

We may not be able to identify, acquire and successfully integrate acquisitions.

A key component of our growth strategy has been and will continue to be acquisitions and other business development opportunities that solidify or accelerate our market position in our core offerings and vertical markets.  The successful implementation of this strategy depends upon our ability to identify suitable acquisition candidates, acquire such businesses on acceptable terms, finance the acquisitions and integrate their operations successfully into

ARI. There can be no assurance that such candidates will be available or, if such candidates are available, that the price will be attractive or that we will be able to identify, acquire, finance or integrate such businesses successfully. In addition, in pursuing such acquisition opportunities, we may compete with other entities with similar growth strategies; these competitors may be larger and have greater financial and other resources than ARI. Competition for these acquisition targets could also result in increased prices of acquisition targets and/or a diminished pool of companies available for acquisition.

The successful integration of these acquisitions also may involve a number of additional risks, including: (i) the inability to retain the clients of the acquired business; (ii) the lingering effects of poor client relations or service performance by the acquired business, which also may taint our existing business; (iii) the inability to retain the desirable management, key personnel and other employees of the acquired business; (iv) the inability to fully realize the desired efficiencies and economies of scale; (v) the inability to establish, implement or police ARI’s existing standards, controls, procedures and policies in the acquired business; (vi) diversion of management attention; and (vii) exposure to client, employee and other legal claims for activities of the acquired business prior to acquisition. In addition, any acquired business could perform significantly worse than expected.

The inability to identify, acquire, finance and successfully integrate acquisitions could have a material adverse effect on ARI or its estimated or desired business, income, growth or other condition and results.

Future acquisitions, financing arrangements or exercise of outstanding options and warrants may result in dilution to existing shareholders.

The timing, size and success of acquisition efforts and any capital commitments cannot be readily predicted. Future acquisitions or investments may be financed by issuing shares of common stock, cash, or a combination thereof.  To the extent our common stock is used for all or a portion of the consideration to be paid for future acquisitions or investments, shareholders’ ownership will be diluted.

We face risks with our international strategy.

Our business strategy includes increasing our presence in the non-U.S. markets.  This strategy presents a number of special risks, including:

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managing more geographically diverse operations;

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dealing with currency fluctuations;

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the increased costs of operation;

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only having a small number of employees in these markets;

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our dependence on value-added resellers and contractors to sell and service our products;

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a much smaller and more concentrated current customer base; and

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the assumption that U.S. international policy will remain favorable towards the countries in which we sell our products and services.

Our historical losses have resulted in accumulated deficits on the balance sheet.

While we have been profitable in recent years, we have experienced net losses in numerous fiscal years since our organization in 1981, including fiscal 2013.  These net losses have resulted in an accumulated deficit of $88,762,000 at July 31, 2013.  We may not be able to attain or increase profitability in the future.  As a result of these historical losses, our financial position has been weakened, and our ability to finance our growth may be constrained.

We will require a significant amount of cash to service our indebtedness.  Our ability to generate cash depends on certain factors beyond our control.

Our ability to make principal and interest payments on our indebtedness and to fund planned capital expenditures and product development efforts will depend on our ability to generate cash in the future. Our future operating performance and financial results will be subject, in part, to factors beyond our control, including dealer bankruptcies in the vertical markets we serve, and general economic, financial and business conditions. We cannot assure that our business will generate sufficient cash flow from operations or that future financing facilities will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

If we are unable to generate sufficient cash flow to service our debt, we may be required to:

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refinance all or a portion of our debt or obtain additional financing, neither of which can be assured and may be at terms that are less favorable than our current financing arrangements;

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sell some of our assets or operations;

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reduce or delay capital expenditures, research and development efforts and acquisitions; or

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revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any statement that is not a statement of historical fact may be deemed a forward-looking statement.  For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements.  There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.”  These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus.  You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference.  We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures.  We will provide additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF SECURITIES

This summary highlights selected information about our capital stock and may not contain all of the information that is important to you.  It is subject in all respects to applicable Wisconsin law and to the provisions of our articles of incorporation, as amended, and our by-laws, copies of which have been filed with the SEC, to which you should refer for more complete information.

As of the date of this prospectus, the Company’s authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share, 100,000 shares of which are designated as Series B Junior Preferred Stock, $0.001 par value per share.  No shares of preferred stock are issued or outstanding.  We encourage you to read our articles of incorporation, as amended, and our by-laws because they, and not this summary, define the rights of holders of our common stock.

Common Stock

Voting Rights.  In connection with the election of directors of the Company and for all other corporate purposes, each holder of common stock is entitled to one vote for each share of common stock held of record by such shareholder.  The holders of common stock are not entitled to cumulative voting rights.  Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the shares of common stock present in person or represented by proxy and entitled to vote.

Dividends.  Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of common stock are entitled to receive such dividends as may be declared thereon from time to time by the Company’s board of directors, in its discretion, out of funds legally available for payment of dividends on common stock.

The Company has not paid cash dividends on the common stock in the past and does not intend pay dividends in the foreseeable future.

Classification of Board of Directors.  The Company’s board of directors is divided into three classes, and the term of office of directors of each class is three years.

Other Rights of Common Stock.  In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, after there have been paid to or set aside for the holders of shares of any outstanding series of preferred stock the full preferential amounts to which such holders may be entitled, the holders of outstanding shares of common stock will be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Company available for distribution.  Holders of common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by the Company.  There are no conversion rights or sinking fund provisions applicable to the shares of common stock.

Anti-takeover Provisions of Wisconsin Business Corporation Law

Business Combination Statute

The Company is subject to Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law (“WBCL”), which prohibit a Wisconsin corporation from engaging in a “business combination” with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in such person becoming an interested stockholder.

The Company may engage in a business combination with an interested stockholder after the expiration of the three-year period with respect to such shareholder only if one or more of the following is satisfied:

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the Company’s board of directors approved the acquisition of stock before such shareholder’s acquisition date;

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the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such shareholder; or

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the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

In general, Sections 180.1140 to 180.1144 define business combinations between a “resident domestic corporation” and an “interested stockholder” to include the following:

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a merger or share exchange with an interested stockholder or a corporation that is, or after the merger or share exchange would be, an affiliate or associate of an interested stockholder;

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a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to or with an interested stockholder or affiliate or associate of an interested stockholder equal to 5% or more of the aggregate market value of the assets or outstanding stock of the resident domestic corporation or 10% of its earning power or income;

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the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

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the adoption of a plan of liquidation or dissolution; and

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certain other transactions involving an interested stockholder.

Section 180.1140(8)(a) defines an “interested stockholder” as a person who beneficially owns, directly or indirectly, at least 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then-outstanding voting stock within the last three years.

Section 180.1140(9)(a) defines a “resident domestic corporation” as a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin, (ii) it has significant business operations located in Wisconsin, (iii) more than 10% of the holders of record of its shares are residents of Wisconsin or (iv) more than 10% of its shares are held of record by residents in Wisconsin.  The Company is a resident domestic corporation for purposes of these statutory provisions.

Fair Price Statute

Sections 180.1130 to 180.1133 of the WBCL provide that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant shareholder” and a resident domestic corporation require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula.  A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years.  Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially owned by the significant shareholder who is a party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following standards have been met:

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the aggregate value of the per share consideration is equal to the highest of:

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the highest per share price paid for any shares of the same class of common stock of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

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the market value per share of the same class of the corporation’s common stock on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

o

the highest preferential amount per share of the same class of common stock in a liquidation or dissolution to which holders of the shares would be entitled; and

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either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

Control Share Voting Restrictions

Pursuant to Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares.  The Company is governed by the provisions of this section because neither the Company’s articles of incorporation, as amended, nor any resolution adopted by the Company’s board of directors, provides or specifies otherwise.

Defensive Action Restrictions

Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before such corporation can take certain actions while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded.  This statute requires shareholder approval for the corporation to do either of the following: (i) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities that may be converted into voting shares; or (ii) sell or option assets of the corporation that amount to 10% or more of the market value of the resident domestic corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the resident domestic corporation.  The Company has more than three independent directors.

Constituency or Stakeholder Provision

Pursuant to Section 180.0827 of the WBCL, in discharging his or her duties to us and in determining what he or she believes to be in the Company’s best interests, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the Company operates and any other factors that the director or officer considers pertinent.

Preferred Stock

Under our articles of incorporation, as amended shares of preferred stock may be divided into and issued in one or more series, from time to time, with each such series to be so designated as to distinguish the shares thereof from the shares of all other series of preferred stock.  Our board of directors is authorized to establish one or more series, to fix and determine the variations as among series and to fix and determine, prior to the issuance of any shares of a particular series, the following designations, terms, limitations and relative rights and preferences of such series:

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the designation of each series and the number of shares constituting such series, which number may be increased or decreased at any time by the board of directors, unless the board of directors otherwise provides in establishing the series;

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voting rights, if any, in addition to voting rights under applicable law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

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the yearly dividend rate and other terms of dividends, if any;

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the amount payable upon shares of preferred stock in event of voluntary or involuntary liquidation;

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the price at and the terms and conditions on which shares of preferred stock may be redeemed;

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sinking fund provisions for redemption or purchase of shares of preferred stock;

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the terms and conditions on which shares of preferred stock may be converted into other series or classes of capital stock, if the shares of any series of preferred stock are issued with the privilege of conversion; and

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any other terms, limitations and relative rights and preferences the board of directors may determine, consistent with the laws of the State of Wisconsin and the Company’s articles of incorporation, as amended.

Each series of preferred stock may have only such redemption rights, if any, conversion rights, if any, and such other designations, preferences, limitations and relative rights as is stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the board of directors or as may be required by law.

The board of directors may determine the terms and conditions of the dividend rights, if any, of each series of preferred stock, including (i) whether the dividends are cumulative, noncumulative or partially cumulative; (ii) the dividend rate; and (iii) the payment date. In the event that the board of directors designates dividend rights with respect to a series of preferred stock, such dividends will be paid before any dividend (other than a dividend payable solely in common stock) for the same period may be paid upon the common stock, and, if dividends on the preferred stock are cumulative or partially cumulative, all unpaid dividends on those shares for any past dividend period must be fully paid or declared and set apart for payment, but without interest, before any dividend (other than a dividend payable solely in common stock) will be paid upon or set apart for payment on the common stock.  The holders of preferred stock will not, however, be entitled to participate in any other or additional earnings or profits of the Company, except in case of redemption, liquidation, dissolution or winding up.

In the event of liquidation, dissolution or winding up of the Company, the holders of shares of preferred stock will be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Company fixed by the board of directors, before any amount will be paid to the holders of the common stock.  Shares of the preferred stock that have been converted, redeemed, purchased or otherwise acquired by the Company may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

The applicable prospectus supplement will describe the particular terms of any series of preferred stock.

Warrants

We may issue warrants to purchase our common stock or preferred stock.  We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

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the title of the warrants;

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the offering price and aggregate number of warrants to be offered;

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the exercise price of the warrants;

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the number of shares of common stock or preferred stock that can be purchased upon the exercise of an individual warrant;

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the dates or periods during which the warrants are exercisable;

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if applicable, the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock or of the preferred stock purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant, which will be filed with the SEC if we offer warrants.  For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find Additional Information” below.  We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

Debt Securities

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible.  Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee.  A form of senior indenture and a form of subordinated indenture are attached as an exhibit to the registration statement of which this prospectus forms a part.  The following description of the terms of the debt securities sets forth certain general terms and provisions.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the applicable prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference and the debt securities that we may issue under such forms of indenture.  This summary is not complete and may not describe all of the provisions of the indentures or of the debt securities that may be important to you.  For additional information, you should carefully read the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus.  The terms of such a particular series of debt securities may differ from the terms described in this prospectus.  As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

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title and aggregate principal amount;

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percentage or percentages of principal amount at which such securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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redemption (including upon a “change of control”) or early repayment provisions;

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whether the securities will be senior or subordinated;

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whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

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applicable subordination provisions, if any;

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conversion or exchange into other securities;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such securities will be issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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whether such securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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any covenants applicable to the particular debt securities being issued;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Unless otherwise indicated in a prospectus supplement, we expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.  Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indentures and the debt securities must be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the securities offered pursuant to the prospectus supplement.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

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to or through underwriters or dealers;

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directly to purchasers, including our affiliates;

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through agents;

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through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

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through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

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the type and amount of securities we are offering;

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the purchase price of our securities being offered and the net proceeds we will receive from the sale;

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the method of distribution of the securities we are offering;

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the name or names of any agents, underwriters or dealers;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales.  Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale.  We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers.  This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions.  If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals.  The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.  The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved.  We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities.  The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time.  The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ Capital Market.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance.  Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market.  We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

Wipfli LLP, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended July 31, 2013, as stated in their report, which is incorporated by reference in this prospectus.  Our financial statements are incorporated by reference in reliance on Wipfli LLP’s report, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act.):

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our annual report on Form 10-K for the fiscal year ended July 31, 2013, as amended;

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our quarterly report on Form 10-Q for the quarterly periods ended October 31, 2013 and January 31, 2014;

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our current reports on Form 8-K filed with the SEC on January 8, 2014, December 5, 2013, November 22, 2013, and August 23, 2013;

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our definitive proxy statement on Schedule 14A dated December 3, 2013; and

•

a description of our capital stock contained in our registration statement on Form 8-A, filed with the SEC on December 5, 2013.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

(414) 973-4300

ARI NETWORK SERVICES, INC.

$20,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Prospectus

                    , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expense of Issuance and Distribution.

The following table sets forth the expenses incurred by ARI in connection with the offering of the securities being registered.  All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,576.00
Legal fees and expenses	7,500.00
Accounting fees and expenses	1,950.00
Transfer agent fees	--
Miscellaneous expenses	1,000.00
Total	$13,026.00

____________

Item 15.  Indemnification of Directors and Officers.

Section 180.0851 of the WBCL requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation.  In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation’s articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL:  (i) by majority vote of a quorum of disinterested members of the board of directors, or if such disinterested quorum cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method provided for in any additional right to indemnification under Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties, and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections

180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

As permitted by Section 180.0858, the Company has adopted indemnification provisions in its by-laws which closely track the statutory indemnification provisions with certain exceptions.  In particular, Section 7.1 of the Company’s by-laws, among other items, provides that (i) an individual shall be indemnified unless it is proved by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.  The Company has purchased directors’ and officers’ liability insurance, which insures the Company’s officers and directors against certain liabilities that may arise under the Securities Act.

Under Section 180.0828 of the WBCL, a director of the corporation is not personally liable to the corporation or its shareholders for a breach of or failure to perform any duty resulting solely from his or her status as a director, unless it is proven that the director’s conduct falls into one of the categories described in the first paragraph of this item.

Item 16.  Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement, if any
4.1	Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999
4.2	Articles of Amendment of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 18, 2003
4.3	By-laws of the Company incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-l (Reg. No. 33-43148)
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant
4.6	Form of Senior Indenture
4.7	Form of Subordinated Indenture
4.8*	Form of Debt Security
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Wipfli LLP
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
24.1	Powers of Attorney of directors of the Company (set forth on the signature page to this registration statement)
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended

_____________

*

To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.

Item 17.  Undertakings.

a.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on April 17, 2014.

ARI NETWORK SERVICES, INC.

By:

/s/ Roy W. Olivier

Roy W. Olivier

President and Chief Executive Officer

By:

/s/ William A. Nurthen

William A. Nurthen
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Roy W. Olivier and William A. Nurthen as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roy W. Olivier Roy W. Olivier	President, Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2014
/s/ William A. Nurthen William A. Nurthen	Chief Financial Officer (Principal Accounting and Financial Officer)	April 17, 2014
/s/ Gordon J. Bridge Gordon J. Bridge	Director	April 17, 2014
/s/ Brian E. Dearing Brian E. Dearing	Director	April 18, 2014

Signature	Title	Date
/s/ James R. Johnson James R. Johnson	Director	April 18, 2014
/s/ William H. Luden, III William H. Luden, III	Chairman of the Board, Director	April 17, 2014
/s/ Dwight B. Mananteo Dwight B. Mamanteo	Director	April 17, 2014
/s/ William C. Mortimore William C. Mortimore	Director	April 18, 2014
/s/ Robert Y. Newell, IV Robert Y. Newell, IV	Director	April 18, 2014
/s/ P. Lee Poseidon P. Lee Poseidon	Director	April 17, 2014

Exhibit Index

Exhibit No.	Description
1.1*	Form of Underwriting Agreement, if any
4.1	Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999
4.2	Articles of Amendment of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 18, 2003
4.3	By-laws of the Company incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 33-43148)
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant
4.6	Form of Senior Indenture
4.7	Form of Subordinated Indenture
4.8*	Form of Debt Security
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of Wipfli LLP
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)
24.1	Powers of Attorney of directors of the Company (set forth on the signature page to this registration statement)
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended

_____________

*

To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8-K under the Exchange Act, subsequent to effectiveness, if necessary.